Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Gold Stone Technical Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001	(1)	457(o)		$		$30,000,000.00	0.0001381	$4,143.00
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001, registered on behalf of certain selling shareholders	(2)	457(a)	16,288,778		4.00	65,155,112.00	0.0001381	8,997.92
Fees Previously Paid	Equity	Ordinary Shares, par value $0.0001	(3)	457(o)		$		$0.00		$1.00

Total Offering Amounts:								$95,155,112.00		13,141.92
Total Fees Previously Paid:										0.00
Total Fee Offsets:										4,466.67
Net Fee Due:										$8,675.25

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Class A Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilutionresulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Class A Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilutionresulting from stock splits, stock dividends or similar transactions.

Represents 16,288,778 Class A Ordinary Shares held by selling shareholders.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting fromstock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	F-1	333-297055	06/26/2026		$4,466.67				$	$
Fee Offset Sources	Gold Stone Technical Inc.		F-1	333-297055		06/26/2026							4,466.67

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Explanation of the basis for claimed offset:

(1)	On June 26, 2026, the Company filed a Registration Statement on Form F-1 (Registration No. 333-296157) (the “Initial Filing”), registering 6,250,000 Class A Ordinary Shares in a primary offering with a maximum aggregate offering price not to exceed $32,343,750.00, intended to be sold on a firm commitment basis by the Company's underwriter and to be listed on the Nasdaq Capital Market, and paid a filing fee of $4,466.67 in connection therewith.

Thereafter, the Company determined to restructure the offering as an offering of 750,000 Class A Ordinary Shares offered by the Company and 16,288,778 Class A Ordinary Shares offered by the Selling Shareholders, on a self-written, “best efforts,” no minimum basis, and intends to apply to have the Class A Ordinary Shares quoted on the OTCQB market after the Registration Statement is declared effective. As a result, US$4,466.67 in previously paid fees remained available for future offset (calculated at the fee rate in effect on the filing date of the Initial Filing). In accordance with Rule 457(p) under the Securities Act, the registrant hereby applies US$4,466.67 of the Unused Fees to offset the filing fee payable in connection with this filing.